                                                CONFIDENTIAL TREATMENT REQUESTED
                                                                   EXHIBIT 10.72



                     American Health Consultants and WebMD

                               LICENSE AGREEMENT

This AGREEMENT is made and becomes effective as of the date of signing of the Agreement, by and between American Health Consultants, Inc. ("AHC") as Licensor and WebMD Technologies, Inc. ("WebMD") as Licensee. This Agreement is only valid if signed by Licensee within 30 days of signing by Licensor.

Licensor:  American Health Consultants, Inc
           3525 Piedmont Road, N.E.
           Six Piedmont Center, Suite 400
           Atlanta, Georgia 30305


Licensee:  WebMD Technologies, Inc.
           400 The Lenox Building
           3399 Peachtree Road NE
           Atlanta, Georgia 30326

                                   WITNESSETH

WHEREAS, AHC has developed and copyrighted certain proprietary healthcare content ("Content"), as more fully described in Appendix A ("AHC Content"), and in conjunction with delivery of this Content, AHC shall provide a Content Service ("Content Service"), as more fully described in Appendix B ("Content Service").

WHEREAS, the parties acknowledge that the Internet is neither owned nor controlled by any one entity; therefore, AHC can make no guarantee that any given End-User shall be able to access the Content Service at any given time.

WHEREAS, WebMD intends to engage in the marketing, sale and provision of healthcare content to physicians and nurses, and wishes to license the Content, and make use of Content Services to make the Content available through "WebMD" and "WebRN", as more fully described in Appendix C ("WebMD Services"), and known in this Agreement as the "WebMD Services".

                                  DEFINITIONS

For purposes of this Agreement, the following definition of terms shall be used:

Advertising. Payment by a third party for placement of an advertisement in
-----------
conjunction with Content.

Confidential Information. Confidential Information shall be limited to any and
------------------------
all information clearly identified as confidential by either party. A party's Confidential Information shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction or disclosure; or (d) is independently developed by the other party.

Effective Date. The date this Agreement is signed by both parties.
--------------

End-Users. Physicians and Nurses who are paying subscribers to and continue to
---------
have access to the Service via WebMD, and WebRN, and WebMD's Health and Wellness Center.

Repurpose. To re-format AHC's Content in such a way that allows the delivery of
---------
Content through the World Wide Web, without affecting content integrity as set forth.

Subscription. Payment by a third party, healthcare related entity, or an
------------
individual healthcare professional for access to the WebMD Services through the WebMD or WebRN professional web sites.

Sponsorship. All payments by a third party relating to End-User access to
-----------
Content involving Advertising, placement of a company trademark, or notification of a company identity in conjunction with Content.

Revenue.  Payment by third parties for products and/or services after any
--------
subtractions for expenses or costs. Revenue includes payments of advertising, sponsorships and other sources that are unnamed, but may occur. Revenue does not include Subscriptions.

WebMD Service or Service. Those services offered by WebMD set forth in Appendix
------------------------
C attached hereto and incorporated herein by reference.

NOW, THEREFORE, in consideration of the premises, mutual covenants, and promises set forth herein, the parties hereto agree as follows:

                         ARTICLE I - DUTIES OF LICENSOR

1.1  Grant.  AHC hereby grants to WebMD for the term of this Agreement the
     -----
nontransferable and nonexclusive right and license to make available the English language editions of the Content to End-Users and to consumers accessing the WebMD Health and Wellness Center, all as more specifically set forth herein.

1.2  Nonexclusivity.  This Agreement does not impose any obligation of
     --------------
exclusivity upon either party.

1.3  Markets.  End-Users of Content specified in items two (2) and three (3) of
     -------
Appendix A are limited to physician and nurse professionals. Content specified in item one (1) of Appendix A is the only portion of the Content in this Agreement that AHC gives permission to also be presented to consumers through WebMD's consumer website, the Health & Wellness Center. WebMD agrees that its End-User terms and conditions of use shall contain a provision providing that use of the Content in the Service is limited to individual use and may not be recommercialized in any way for any purpose.

1.4  Advertising and Sponsorship. Advertising and sponsorship may from time to
     ---------------------------
time occur in conjunction with the Content. WebMD may advertise and sell sponsorships to the Content as listed in Appendix A provided that the advertising or sponsorships do not jeopardize AHC's continuing education accreditation status and conforms to AHC's Content use specifications as more specifically set forth in Appendix D.

1.5  Distribution Territory. Use of Content is limited to the United States.
     ----------------------

1.6  Access to Content.  AHC grants End Users of the Service (see Section 2.1
     -----------------
below) and consumers access to the Content through use of an industry standard Web browser.

1.7  Provision of Services.   AHC agrees to provide Content Services as
     ---------------------
described in Appendix B.

1.8  Support for Content and Content Services. All support questions from WebMD
     ----------------------------------------
management and technical staff regarding Content and Content Services shall be directed to a support liaison designated by AHC from time to time. This includes prompt reporting of unscheduled disruptions to Content Services. AHC may designate a new Support Liaison at any time and shall promptly notify WebMD of any such decision in writing. AHC shall provide to WebMD up to twenty (20) hours of support, during the sixty (60) business days following delivery of new or updated Content. Support will be free of charge if the work needed is due to AHC Content issues or problems or deficiencies in the hosting and/or support of the site. Additional services shall be made available at WebMD's reasonable request as to time, place and manner. Services based on additional product requirements shall be charged by AHC to WebMD on a time and materials basis according to AHC's thencurrent rates, but in any event on mutually agreeable terms. Notwithstanding the foregoing, AHC shall guarantee its service rates for the first year of this Agreement at $ per hour of requested technical service.

1.9  Updates to Content. For purposes of this Agreement, any change, update,
     ------------------
enhancement, revision, correction or replacement of Content and/or of Documentation released by AHC is an "Update." To provide WebMD with fair and equitable treatment, Updates shall be available to users of the Service simultaneously with their release to any other commercial electronic vendor of the Content or Content Services serving the professional market. Specifications may change over time as improvements occur in the normal course of business that requires AHC to change the layout and/or format of the Content delivered to WebMD. In such instances, AHC shall provide WebMD with written notice not less than forty five (45) days prior to the delivery of an Update to the affected Content to WebMD.

1.10  Activity Reporting.  WebMD shall maintain and provide AHC with quarterly
      ------------------
usage statistics of WebMD End-Users on its hosted site as related to the Content.

---------------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

1.11  Notice of Content Cessation.  AHC shall have the right to cease normal
      ---------------------------
production or updating of any of the Content, provided that such cessation by AHC is not with respect to WebMD alone but is part of a program by AHC to cease production or updating of such Content on or through other electronically accessed networks, including but not limited to the same or similar On-line Distributors on which the Service is available. AHC shall give WebMD three (3) months' written notice prior to AHC's requesting WebMD to cease use of any Content set, as described above. Upon receipt of such notice and subsequent removal of the subject AHC Content from the Service, WebMD shall have the right in its discretion: (a) to obtain from AHC substitute Content acceptable to WebMD and AHC as a replacement; or (b) to reduce the payments proportionate to the reduction in Content. In the event that during the Term of this Agreement AHC resumes production and/or updating of Content that AHC previously ceased producing or updating, WebMD shall have the right but not the obligation to again use such formerly discontinued or non-updated Content in the Service. If WebMD does so, it shall be under the same terms and conditions as such Content was formerly used hereunder.

                         ARTICLE II  DUTIES OF LICENSEE

2.1  Availability of the Content to End-Users.  WebMD shall provide a security
     ----------------------------------------
mechanism to identify the End-User and authorize the use of the Service by an End-User. The security mechanism shall also deny entry to unauthorized users. The parties acknowledge that the Health and Wellness Center does not contain any log-on features and consumers will have free access to the Center and the Mini-Conference Content only, as more fully provided for below.

2.2  Content Integrity.  WebMD shall not edit or otherwise effect an editorial
     -----------------
change in the Content text or bylines without AHC's consent, which consent should not be unreasonably withheld. The foregoing shall in no way prohibit WebMD from interlinking, indexing and cross-referencing the Content with material from other content providers.

2.3  Repurposing of Content. WebMD may Repurpose and host on its servers "Mini
     ----------------------
Conference Content" (see appendix A), for usage as Internet based "Virtual Conferences". AHC and WebMD shall market, sell and distribute these virtual conferences. AHC may Repurpose the Mini Conference Content and has the right to distribute the Mini-Conference Content through AHC's web site; provided, however, AHC shall not market, sell or distribute the Repurposed Mini Conference Content to a competitor of WebMD for a period of twelve (12) months after such Mini Conference Content is either Repurposed by AHC or offered to WebMD for Repurposing. If AHC utilizes the WebMD technology in the presentation of these programs, AHC will split all associated Revenues and sponsorships with WebMD ***, and shall remit payment therefor within thirty (30) days following each anniversary of the Effective Date. WebMD will have the right to distribute the Virtual Conferences through Online and/or media venues of its choosing, and will provide AHC ***% of all associated Revenue related to the sale of this Content in accordance with Article III of this Agreement. This shall include distribution of the Virtual Conference Content to Consumers in WebMD's Health & Wellness Center.


2.4  Proprietary Interest. WebMD acknowledges that AHC has proprietary rights in
     --------------------
and to the Content. WebMD shall not, by virtue of this Agreement or by virtue of its access to the Content,

---------------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

obtain any proprietary rights in or to the Content except the rights specifically granted to WebMD herein. WebMD shall not use or transmit the Content except as specifically authorized by this Agreement.

2.5  Audit and Review.  As long as this Agreement is in effect, and for a one-
     ----------------
year period thereafter, WebMD shall maintain and supply to AHC upon AHC's written request, every calendar quarter records that are used to calculate payments to AHC. AHC understands and agrees that all of WebMD's financial records and statements are confidential and subject to the Confidentiality Agreement between the parties effective upon signing of this Agreement.

     (a) Upon a minimum of twenty (20) business days' notice to WebMD, and during business hours, AHC may itself or through an agent at its expense, audit relevant books and records of WebMD for the sole purpose of determining that WebMD is in compliance with all of the terms of this Agreement and that the proper payment, as described in Section 3 below, has been paid to AHC. Such an audit may not be made more frequently than once every twelve (12) months and once within the twelve (12) month period following conclusion or termination of this Agreement.

     (b) In the event AHC determines that payments are due from WebMD, it shall so notify WebMD and provide WebMD with a calculation and supporting explanation. WebMD shall thereupon have thirty (30) business days within which to pay the claim or submit a written dispute of the claim to AHC. In the event that the amount of payments due from WebMD as a result of the audit exceeds ten percent (10%) of the total amount due to AHC for the audited period, WebMD shall pay the cost and expenses of the audit.

2.6  Copyright Notice. When making the Content available to End-Users as
     ----------------
permitted by this Agreement, WebMD shall cause a notice comprised of the following elements to be conspicuously displayed during every End-User session as appropriate to protect AHC's intellectual property rights: (a) the word "Copyright" or the symbol (the letter c in a circle), (b) the year of first publication of such document as specified by AHC, (c) the name of the copyright holder or, if space constraints require, an abbreviation by which the name can be recognized or a generally known alternative designation, and (d) the words "All Rights Reserved" (or, if space constraints require, an abbreviation by which such phrase can be recognized that is reasonably acceptable to AHC).

2.7  End-User Agreement.  When making the Content available to End-Users as
     ------------------
permitted by this Agreement, WebMD shall cause to have included in the terms and conditions of the applicable End-User agreement: (a) a provision prohibiting use of materials retrieved through the Content Service in any fashion that may infringe upon any copyright or proprietary interest therein; (b) a provision prohibiting storage of materials retrieved through the Content Service in a searchable, machine-readable database; (c) a provision limiting the liability of AHC in a manner similar to that provided to WebMD's other licensor's as set forth in the WebMD Terms and Conditions of Use, especially as it applies to the use of healthcare information by professionals; (d) a provision prohibiting use of all the Content from any commercial use, resale, or mailing list database development, utilization or application. WebMD shall grant neither to On-line Distributors, nor to any End-User of the Content or any third party, any additional rights to reproduce the Content retrieved through the Service (by photocopying, electronic transmission or otherwise) without AHC's prior written consent

2.8  New Content.  Ninety (90) days prior to the end of the first year and each
     -----------
successive anniversary of the Agreement, both parties agree to meet to determine and identify additional Content, pricing of additional Content, and delivery of that Content to WebMD. Both parties shall use their best efforts to finalize an addendum for additional content to this Agreement for the upcoming year, thirty
(30) days prior to the initiation of the Agreement to allow for technical development and planning to occur. This stipulation shall in no way restrict the parties from meeting at other mutually agreed times throughout the contract term to discuss additional licensing opportunities. Failure to mutually agree does not affect the validity of this Agreement and does not terminate this Agreement.


                     ARTICLE III  PRICING AND PAYMENT TERMS

3.1  Pricing.
     -------

     In consideration of AHC's grant to WebMD of the right and license to access the Content throughout the term of this Agreement, WebMD shall pay AHC a fee equal to the greater of the following fees for each year:

          (a) Year one    $*** (***)
              Year two    $*** (***)
              Year three  $*** (***)

     OR,

          (b) *** percent (***%) of all Revenue derived from WebMD sale of Content.

3.2 Payment Terms. WebMD shall pay AHC in arrears beginning on June 30, 1999 as
    ---------------
follows:

    (a)  Year one -   partial payment of $*** due June 30, 1999
         Year two -   partial payment of $*** due June 30, 2000
         Year three - partial payment of $*** due June 30, 2001

    (b) Each year within thirty (30) days following the anniversary of this Agreement, WebMD shall pay the amount remaining, if any, to achieve the applicable payment set forth in Section 3.1 above.

    (c) Upon signing of this Agreement, WebMD will make a payment of $*** to cover the initial setup expense for Content Services. This payment will be credited against WebMD's first year minimum payment.

                        ARTICLE IV  TERM AND TERMINATION

4.1  Term.  This Agreement shall be effective for an initial term beginning upon
     ----
the Effective Date and ending on the third anniversary thereof, unless sooner terminated pursuant to this Article IV.

---------------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

4.2  Failure to Perform.  If either party to this Agreement shall fail to
     ------------------
perform or observe any material term, covenant, agreement or warranty, or if any material representation contained herein is untrue, the other party may immediately terminate this Agreement if such failure is not corrected (if reasonably correctable) within thirty (30) days of delivery of written notice thereof to the other party.

4.3  Bankruptcy and Business Termination.  If either party shall cease doing
     -----------------------------------
business, become insolvent, or if a petition in bankruptcy shall be filed with respect to a party, or upon an attempted assignment not permitted under Section
6.6 below, the other party shall have the right to immediately terminate this Agreement upon written notice to the other party. The right and license granted by AHC to WebMD herein with respect to the Content is deemed a software license for purposes of Section 305(n) of the Federal Bankruptcy Act, and WebMD shall have the full rights of a protected licensee thereunder.

4.4  Conduct Upon Termination.  Upon termination of this Agreement for any
     ------------------------
reason, WebMD shall cease solicitation for and use of the Content.


              ARTICLE V  LIABILITY LIMITATION AND INDEMNIFICATION

5.1  Limitation of AHC Liability.  AHC MAKES NO WARRANTY, EXPRESS OR IMPLIED,
     ---------------------------
INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE MARKETING, SALE OR USE OF THE CONTENT. AHC SHALLHAVE NO LIABILITY TO ANY THIRD PARTY RESULTING FROM ITS PERFORMANCE UNDER THIS AGREEMENT OR FOR ANY FAILURE TO PERFORM HEREUNDER. NEITHER AHC NOR ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES AND SUBCONTRACTORS, SHALL BE LIABLE TO WEBMD OR ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) INCURRED IN CONNECTION WITH SERVICES PERFORMED OR PRODUCTS PROVIDED UNDER THIS AGREEMENT. AHC SHALL NOT BE LIABLE FOR DAMAGES CAUSEDORALLEGEDLY CAUSED BYFAILURE OF PERFORMANCE, ERROR, OMISSION, INTERRUPTION, DELETION, DEFECT, DELAY IN OPERATION OR TRANSMISSION, OR COMMUNICATIONS LINE FAILURE INVOLVING THE CONTENT SERVICE.

Notwithstanding the above, AHC expressly limits its damages to WebMD for any non-accessibility time or other down time to a pro-rata credit of AHC's charges during system unavailability and as otherwise specified in Appendix B.

5.2  Force Majeure.  Neither party shall be liable in damages for any delay or
     -------------
default in performing its obligations hereunder if such delay or default is caused by matters beyond the reasonable control of the non-performing party, such as but not limited to power failures, wars or insurrections, acts of God, acts of government, strikes, fires, floods, earthquakes, work stoppages, embargoes and/or inability to obtain material; provided, however, that the party experiencing such occurrence shall notify the other party at the earliest possible date and take reasonable steps to mitigate and/or cure the cause of such delay.

5.3  Indemnification.
     ---------------

(a) AHC shall indemnify and hold harmless WebMD, its affiliates, and its and their directors, officers, employees, agents, successors and assigns against any and all judgments, settlements, penalties, costs and expenses (including reasonable attorneys' fees) paid or incurred in connection with claims by any party which are attributable to: AHC's negligence or misconduct in creating, writing, publishing, collecting, collating and compiling the Content from AHC's original data sources (including but not limited to drug manufacturers); a material breach of any warranty or representation made or obligation undertaken by AHC under this Agreement or infringement or misappropriation by the Content of any copyright or other proprietary right of any third party.

(b) WebMD shall indemnify and hold harmless AHC, its affiliates and its and their directors, officers, employees, agents, successors and assigns against any and all judgments, settlements, penalties, costs and expenses (including reasonable attorneys' fees) paid or incurred in connection with claims by any party which arise from WebMD's distribution of the Content under this Agreement and are attributable to a failure of the hardware or software of WebMD's computer system (other than the Content) or to a material breach of any warranty or representation made or obligation undertaken by WebMD under this Agreement.

(c) If any claim or action is instituted or threatened by a third party against a party to this Agreement for which it believes it is entitled to be indemnified pursuant to this Agreement, it shall promptly give notice thereof to the other party, and cooperate fully with the indemnifying party. The indemnifying party shall solely control the defense and settlement of such claims. The indemnified party shall be permitted to participate in such defense and settlement and represent itself at its own expense and to use counsel of its own choosing.

5.4  Representations and Warranties. AHC represents and warrants that it is
     ------------------------------
authorized to grant the license herein to WebMD, and covenants that WebMD's exercise of the license herein shall infringe no copyright or other right of any person or entity. If any portion of the Content furnished to WebMD under this Agreement becomes (or, in the good faith judgment of AHC, is likely to become) the subject of a claim for infringement or misappropriation, AHC may, upon notice to WebMD, request that WebMD remove such portion of the Content from the Service, and WebMD shall comply with such request promptly; provided however, that AHC shall not have the right to request such removal unless such materials are required to be removed from the services of all other similarly situated on-line vendors (if any) to whom they are made available by AHC; and provided that in the event of such removal, WebMD shall have the same rights described in
Section 1.11 above. AHC represents and warrants that it is not aware of any pending, threatened or possible claim or action by any third party with respect to a possible violation of that third party's rights.

AHC makes no warranties or representations of any kind, whether expressed or implied for the Content and Content Service it is providing regarding the merchant-ability or fitness for a particular use or purpose.

Connection speed represents the speed of a connection and does not represent guarantees of available end to end bandwidth.

The parties agree that WebMD makes no warranty or representation regarding, nor is WebMD responsible for, the Content, which WebMD is obtaining from AHC under this Agreement, and as to which WebMD has a duty not to edit or change (Section
2.2 above).

                           ARTICLE VI  MISCELLANEOUS

6.1  Entire Agreement and Amendment.  Together with all written amendments,
     ------------------------------
exhibits and appendices, this Agreement constitutes the entire agreement between AHC and WebMD with respect to the subject matter addressed herein. This Agreement can only be modified or supplemented by writing signed by duly authorized representatives of both parties. This Agreement shall be binding upon the parties, their successors, legal representatives and permitted assigns. WebMD and AHC intend this Agreement to be a valid legal instrument and no provision of this Agreement which shall be deemed unenforceable shall in any way invalidate any other provision of this Agreement, all of which shall remain in full force and effect.

During the term of this Agreement, the parties may under mutual consent reach a new agreement on license of Content and provision of Content Services to WebMD. At such time, this Agreement shall be amended to reflect any new understanding between the parties.

6.2  Use of Trade Names, Trademarks or Service Marks.  Neither party shall use
     -----------------------------------------------
any trade name, trademark, or service mark of the other party in advertisements, promotions, publicity releases or the like, except as expressly authorized in writing, which authorization shall not be unreasonably withheld, by the other party and in conformance with the quality control guidelines of the owner of such name or mark which have been communicated to the other party. WebMD acknowledges AHC's ownership of and title to the copyrights, trademarks, and service marks of the Content. AHC shall be attributed as the source of the Content in sales literature, in End-User documentation (if any), and AHC shall not unreasonably withhold the authorization to use its trade names, trademarks, and service marks by WebMD in connection with WebMD's distribution of the Service. WebMD shall be attributed as the source of the Service in all material produced by or for AHC where reference is made to the use of the Content as part of the Service hereunder. WebMD shall not unreasonably withhold authorization for use of WebMD's trade names, trademarks, and service marks by AHC in connection with AHC's providing Content to WebMD and the Service. All trade names, trademarks, and service marks, and attendant goodwill, now owned by each party shall remain its sole property and all rights accruing from their use shall inure solely to the benefit of such party.

6.3  Confidentiality. Each party shall preserve the confidential information of
     ---------------
or pertaining to the other party and shall not, without first obtaining the other's written consent, disclose to any person or organization, or use for its own benefit, any confidential information of or pertaining to the other party during and after the term of this Agreement, unless such confidential information is required to be disclosed by a court of competent jurisdiction or by any governmental or self-regulatory organization or authority.

6.4  Notices.  All notices, requests, demands and other communications or
     -------
payments under this Agreement shall be in writing, and shall be deemed to have been duly delivered if delivered by hand or sent by traceable carrier or prepaid registered or certified mail addressed as follows (or to such other address as may be designated by a party, in writing, pursuant hereto):

     WebMD:
          WebMD Technologies, Inc.
          400 The Lenox Building
          3399 Peachtree Road NE
          Atlanta, Georgia 30326
          Attn.: Jeffrey Arnold, CEO

     with a copy to:
          WebMD Technologies, Inc.
          400 The Lenox Building
          3399 Peachtree Road NE
          Atlanta, Georgia 30326
          Attn.: Corporate Counsel

     AHC:
          American Health Consultants, Inc
          3525 Piedmont Road, N.E.
          Six Piedmont Center, Suite 400
          Atlanta, Georgia 30305
          Attn.: Chief Financial Officer

6.5  Governing Law.  This Agreement is made and entered into in the State of
     -------------
Georgia and shall be construed according to internal laws, and not the laws pertaining to choice or conflict of laws, of that State.

6.6  Relationship and Assignment.  Nothing in this Agreement shall be deemed to
     ---------------------------
create an agency, joint venture, or partnership relationship between AHC and WebMD. Except as expressly set forth in this Agreement, neither party shall have authority to act on behalf of or bind the other party in any way. Neither WebMD nor AHC may assign this Agreement or delegate any rights or obligations hereunder without the prior written consent of the other party except to an affiliated entity controlled by or under common control of a party hereto. Any attempted assignment or transfer by either party without such consent shall be of no effect.

6.7  Due Authorization.  Each of WebMD and AHC represents and warrants that it
     -----------------
is authorized to enter into this Agreement and that there are no outstanding commitments, agreements, or understandings, express or implied, which may or can in any way defeat or modify the rights conveyed or obligations undertaken by it under this Agreement.

6.8  Headings.  The heading of each Article, Section, and Appendix of this
     --------
Agreement is for the purpose of convenience only and shall not affect the interpretation of any provision hereof.

6.9  Survival of Obligations.  Articles III, IV, V and VI shall survive the
     -----------------------
termination or expiration of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the Effective Date as described above.

American Health Consultants, Inc.        WebMD Technologies, Inc.



By: /s/ Jeff MacDonald                  By: /s/ Bruce Springer
   ---------------------------             ----------------------------

Printed Name: Jeff MacDonald            Printed Name: Bruce Springer

Title: President and CEO                Title: Executive Vice President

Date:  February 16, 1999                Date:  February 15, 1999
     ------------------------                --------------------------

                                  APPENDIX A

                                  AHC Content

1.  "Mini-Conference" Programs. AHC shall deliver a minimum of 4, and maximum of
    --------------------------
    12 specialty "mini-conference" programs developed for WebMD in a mutually agreeable format. WebMD shall have input on the topic areas to be developed. The "Mini-Conference" programs are the only part of the Content listed in this agreement that AHC gives permission to be presented on WebMD's Health and Wellness Center.

     AHC deliverables for a mini-conference are:
          One nationally recognized speaker to provide:
            a)  a 1 hour recorded presentation,
            b)  associated slides and graphs,
            c)  bibliography for more information on the topic, and
            d) speaker availability for a Q&A session, either chat or forum based.

          A mini-conference shall be worth 1-2 hours of CME credit. Credits shall be sponsored by AHC.
          AHC shall provide certification and testing for CME credit when applicable.


2.  Newsletters. AHC shall provide to WebMD all Physician and Nursing
    -----------
    Newsletters, available online at the time of signing the Agreement, including, but not limited to those listed below. WebMD may add up to six
    (6) additional newsletters to the agreement each year without an increase in the payment. AHC will deliver the Newsletters to WebMD as HTML files for hosting on the WebMD servers. The initial delivery will consist of all archived online Newsletters. Going forward, AHC will provide additional Newsletter content in HTML files to WebMD within 48 hours of their availability on AHC's website.

       Physician Newsletters

     (1)  Alternative Medicine Alert
     (2)  Alternative Therapies in Women's Health
     (3)  Clinical Cardiology Alert
     (4)  Clinical Oncology Alert
     (5)  Critical Care Alert
     (6)  Critical Care Management
     (7)  Infectious Disease Alert
     (8)  Internal Medicine Alert
     (9)  Neurology Alert
     (10) OB/GYN Clinical Alert
     (11) Pediatric Emergency Medicine Reports
     (12) Physician's Therapeutics Drug Alert

     (13)  Primary Care Reports
     (14)  Travel Medicine Advisor
     (15)  ED Legal Letter
     (16)  ED Management
     (17)  ED Nursing
     (18)  Emergency Medicine Alert
     (19)  Emergency Medicine Reports
     (20)  The Managed Care Emergency Department
     (21)  Cardiovascular Device Update
     (22)  CHF Disease Management
   * (23)  Clinical Outcomes Measurement
     (24)  Compliance Hotline
     (25)  Cost Management In Cardiac Care
     (26)  Family Practice Alert
   * (27)  Managed Care Strategies
     (28)  Medical Device Week
     (29)  Pediatric & Adolescent Medicine Reports
   * (30)  Physician Relations Update
     (31)  Physician's Compliance Hotline
     (32)  Physician's Managed Care Report
     (33)  Physician's Marketing & Management
     (34)  Physician's Payment Update
     (35)  Rehab Continuum Report
     (36)  RN Advanced Practice Alert
     (37)  Sports Medicine Reports
     (38)  State Health Watch
   * (39)  Subacute Care Management

   * These titles will not be updated

       Nursing Newsletters

   1)  AIDS Alert
   2)  Case Management Advisor
   3)  Contraceptive Technology Update
   4)  Diabetes Management
   5)  Disease State Management
   6)  Drug Utilization Review
   7)  Healthcare Benchmarks
   8)  Healthcare Risk Management
   9)  Home Infusion Therapy Management
   10) Homecare Education Management
   11) Homecare Quality Management
   12) Hospital Case Management
   13) Hospital Employee Health

   14)  Hospital Home Health
   15)  Hospital Infection Control
   16)  Hospital Peer Review
   17)  Medical Ethics Advisor
   18)  Occupational Health Management
   19)  Patient Education Management
   20)  Patient Satisfaction & Outcomes Management
   21)  Patient-Focused Care
   22)  Private Duty Homecare
   23)  QI/TQM
   24)  Same-Day Surgery
   25)  TB Monitor
   26)  Wound Care

3.  CME and CE Test Modules.
    -----------------------

AHC shall provide WebMD access to all of the AHC CME testing modules available online at the time of signing the Agreement, including without limitation, those modules contained in the subject areas listed below. Additionally, if WebMD adds any new newsletters (as listed in item 2 above) that are placed on cmeweb or ceweb, WebMD shall have access to the associated testing modules. AHC shall electronically update the testing modules of all CME subject areas. The CME subject areas shall be updated once per month, one test per subject area. Each test is worth 1.5 credit hours. AHC shall host this material, perform testing, grading and issue certificates to healthcare professionals who successfully complete a course.

      (1)  Clinical Cardiology Alert
      (2)  Clinical Oncology Alert
      (3)  Critical Care Alert
      (4)  Emergency Department Legal Letter
      (5)  Emergency Medicine Reports
      (6)  Infectious Disease Alert
      (7)  Pediatric Emergency Medicine Reports
      (8)  Primary Care Reports
      (9)  Travel Medicine Advisor
      (10) Neurology Alert
      (11) Internal Medicine Alert
      (12) Pediatric & Adolescent Medicine Reports
      (13) OB/GYN Alert
      (14) Alternative Medicine Alert
      (15) Emergency Medicine Alert

AHC shall provide WebMD access to all of the AHC CE testing modules available online at the time of signing the Agreement, including without limitation, those modules contained in the subject areas listed below. AHC shall make available and electronically update the testing modules of all CE subject areas. These areas will be updated twice a year with six months worth of tests provided each update. Each test is worth 1.5 contact hours. AHC shall host this material, perform testing, grading and issue certificates to healthcare professionals who successfully complete a course.

1)  Hospital Peer Review
2)  Hospital Case Management
3)  Case Management Advisor
4)  Hospital Employee Health
5)  Hospital Infection Control
6)  Contraceptive Technology Update
7)  Home Infusion Therapy Management
8)  Homecare Education Management
9)  Homecare Quality Management
10) Hospital Home Health
11) Private Duty Homecare
12) Same-Day Surgery

AHC shall host the testing modules and allow access from the WebMD site as specified in Appendix B, Content Services and the terms of this agreement.

AHC shall also provide to WebMD 50 current CME courses and 50 current CE courses of WebMD's choosing from the above mentioned Content in HTML format for Repurposing, use in the WebMD services, and hosting on the WebMD servers. For purposes of this paragraph, "current" shall mean courses published no later than one year prior to the date such courses were offered to WebMD for Repurposing. AHC will continue to provide accreditation for such Repurposed courses and certificates for healthcare professionals, who successfully complete the courses.

                                   APPENDIX B

                                Content Service

The WebMD Service provides access to the Content through multiple indices: including without limitation, search mechanisms, page linking, and logical and useful navigation. WebMD is not allowed to provide end users access to all articles from a single AHC publication except through the search mechanism. WebMD will not allow access to the Content in any way that is similar to a subscription to a single AHC publication, or replaces a subscription to any AHC publication.

Content Services shall be available to WebMD within 15 business days following execution of this agreement. The Content Services shall be operated and maintained by AHC or its subcontractors with professional diligence and skill and in a manner consistent with industry standards.

Content Service Performance Criteria:

   a) Average less than *** seconds' response time for ***% of requests. Measures server response time only, not network transmission time.

   b) Average ***% up time for all AHC features provided to WebMD, exclusive of scheduled maintenance. AHC shall give WebMD 48 hours advance notice.

   c)  Post a mutually-acceptable message in the event of a system outage.

In the event that AHC fails to meet the performance objective in any given month, WebMD's remedy shall be limited to the pro-rata credit specified in
Section 5.1 Failure by AHC to meet these performance objectives for *** consecutive months or *** out of *** months shall constitute a breach of this Agreement and WebMD will have the right to terminate this Agreement upon thirty
(30) days prior written notice. WebMD agrees that the penalties and right of termination described above shall constitute WebMD's sole and exclusive remedy, and AHC's sole and exclusive obligation, for failure to meet the performance criteria described herein.

It is the duty of WebMD to report unscheduled service outages of the Content Service to the AHC support liaison. The support liaison is Marcus Underwood, Director of Special Projects, phone 404 262 5490.

----------------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                                   APPENDIX C

                                 WebMD Services

WebMD offers to physicians and plans to offer to nurses (through WebRN) a one stop, "desktop solution" to consolidate key information and communications services necessary for optimum practice management and patient care. WebMD offers access to an online medical community and Internet gateway providing access to vital information and communication services. WebMD consolidates into a customizable Internet portal, fragmented services such as: proprietary healthcare content and publications, an answering service, customized physician web sites, chat and bulletin board sessions, an online universal inbox for single source messaging and Continuing medical education (CME) and Continuing Education (CE).

                                   APPENDIX D

                      Advertising/Sponsorship Criteria for
                               CME and CE Courses

Continuing education (CE) and continuing medical education (CME) programs cannot be directly associated or presented with an advertising message supporting a specific product. Sponsorships may be provided for CME or CE content, provided that the sponsor does not influence Content creation, or specifically promote a product or service in conjunction with the Content. Advertising or sponsorship may appear in an introductory screen announcing the program, but may not be displayed with the material that will be tested on.

These requirements do not pertain to the display of Content on the Health and Wellness Site, as this site is targeted to consumers.